Exhibit 99.1

Sable Offshore Corp. Provides Update on Litigation Status

HOUSTON — (BUSINESS WIRE) — Today, Sable Offshore Corp. (“Sable”) provided an update on the previously disclosed Center for Biological Diversity et al. v. Debra Haaland et al. lawsuit (the “Haaland lawsuit”). On December 20, 2024, the U.S. Department of Justice (in its capacity as counsel for the U.S. Bureau of Safety and Environmental Enforcement, or “BSEE”) filed a motion to remand without vacatur the Haaland lawsuit to BSEE for BSEE to reconsider its 2023 decision approving an extension to resume operations on the leases for the Santa Ynez Unit. Assuming the motion is granted, Sable intends to cooperate with the government to facilitate an expeditious review and that the government’s prior extensions to resume operations were both appropriate and authorized. Moreover, under the government’s proposed remand, Sable’s operations on the Santa Ynez Unit remain unaffected. In the event that any non-governmental third party attempts to unlawfully interfere with Sable from restarting the Santa Ynez Unit, which contains net estimated contingent resources currently valued at over $10 billion, Sable is prepared to vigorously pursue all available legal remedies.

About Sable

Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “ may,” “ believe,” “ anticipate,” “ intend,” “ estimate,” “expect,” “project,” “continue,” “plan,” forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence production of the SYU assets and the cost and time required therefor; litigation, complaints and/or adverse publicity; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Disclaimers

Non-Producing Assets

The Santa Ynez Unit assets have not produced commercial quantities of hydrocarbons since such assets were shut in during June of 2015 when the only pipeline transporting hydrocarbons produced from such assets to market ceased operations. There can be no assurance that the necessary permits will be obtained that would allow the pipeline to recommence transportation and allow the assets to recommence production. If production is not recommenced by January 1, 2026, the terms of the asset acquisition with ExxonMobil Corporation would potentially result in the assets being reverted to ExxonMobil Corporation without any compensation to Sable therefor.

Contacts

Investor Contact:

Harrison Breaud

Director, Finance & Investor Relations

IR@sableoffshore.com

713-579-8111